Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of German American Bancorp, Inc. of our report dated March 7, 2024, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Heartland BancCorp included in this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana
September 6, 2024